   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 13, 2000


                                                      REGISTRATION NO. 333-26727
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                         POST-EFFECTIVE AMENDMENT NO. 7


                                       TO

                                    FORM S-2

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                               ------------------

                              TRUSERV CORPORATION
             (Exact name of Registrant as specified in its charter)

                        Delaware                                                  36-2099896
                (State of Incorporation)                               (IRS Employer Identification No.)

                           8600 West Bryn Mawr Avenue
                          Chicago, Illinois 60631-3505
                                 (773) 695-5000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                     Leonard G. Kuhr, Senior Vice President
                          and Chief Financial Officer
                              TruServ Corporation
                           8600 West Bryn Mawr Avenue
                          Chicago, Illinois 60631-3505
                                 (773) 695-5000
                              Fax: (773) 695-6563
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                               Geoffrey R. Morgan

                         Michael Best & Friedrich, LLP

                           100 East Wisconsin Avenue
                        Milwaukee, Wisconsin 53202-4108
                                 (414) 271-6560
                              Fax: (414) 277-0656
                               ------------------
        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Post-Effective Amendment to the
                            Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

    If the Registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. [X]


    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                              TRUSERV CORPORATION

                                  $36,505,962

                Variable Denomination Floating Rate Demand Notes
The Offering:


                                                              Total
                                                           -----------
Public Price.............................................  $36,505,962  (1)
Underwriting Discounts...................................         none  (2)
Proceeds to TruServ......................................  $36,505,962  (3)


(1) There are no firm commitments for the sale of these securities.
(2) There are no underwriters. We are offering the notes directly to you.

(3) There are no firm commitments for the sale of these notes. So far, we have sold $13,494,038 aggregate principal amount of the notes. If the entire offering is sold, we will receive $36,505,962 before deducting estimated expenses of $74,000.

     Minimum initial purchase: $250


     These notes are designed to provide you with a convenient means of investing funds directly with us. If you invest in the notes, your investment will be represented by a program account at our agent bank, instead of by a certificate or other evidence of ownership.


     The principal amount of each note will be equal to all of your investments in the notes, plus accrued and reinvested interest, less any redemption and fees. The notes have no stated maturity and will earn interest at floating rates, which will be adjusted each week.

     The weekly interest rate paid on these notes may not provide a basis for comparison with other investments which use a different method of calculating a variable yield or which pay a fixed yield for a stated period of time.

     There is no market for the notes nor is a market expected to develop. The notes have restricted transferability, and they may be called by us. We also reserve the right to modify, withdraw or cancel this offer.

  CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 4 IN THIS PROSPECTUS. THE NOTES ARE UNSECURED OBLIGATIONS OF TRUSERV AND ARE SUBORDINATED TO SENIOR NOTES, BANK DEBT, AMOUNTS DUE TRADE CREDITORS AND OTHER DEBT.
YOUR PROGRAM ACCOUNT IS NOT A DEPOSIT OR OTHER BANK ACCOUNT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------
                      These securities are offered through
                              TRUSERV CORPORATION
                           8600 WEST BRYN MAWR AVENUE
                         CHICAGO, ILLINOIS, 60631-3505

                               ------------------


                  THE DATE OF THIS PROSPECTUS IS

                      WHERE YOU CAN FIND MORE INFORMATION



     The terms "TruServ," "Company," "Cooperative," "we," "us," and similar words refer to TruServ Corporation. The terms "member," "retailer," "you," "your" and similar words refer to someone who purchases our notes.



     We file annual, quarterly and special reports, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.


                          REPORTS TO SECURITY HOLDERS

     Each year, we distribute an annual report containing consolidated financial statements reported upon by our independent auditors to our stockholder-members. We may, from time to time, also furnish to our stockholder-members interim reports, as determined by our management.

                DOCUMENTS INCLUDED AND INCORPORATED BY REFERENCE


     The SEC allows us to "incorporate by reference" information we file with them which means that we can disclose important information to you by referring you to those documents and delivering them to you with this prospectus. We are incorporating by reference our Annual Report on Form 10-K for the year ended December 31, 1999, our Quarterly Reports on Form 10-Q for the quarters ended April 1, 2000, July 1, 2000, and September 30, 2000, and our Current Reports on Form 8-K, filed June 28, 2000, July 6, 2000, and September 28, 2000, all of which we filed with the SEC under Section 15(d) of the Securities Exchange Act of 1934. We also are including the Annual Report on Form 10-K for the year ended December 31, 1999 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 with this prospectus for your information.



     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR IS IT SEEKING AN OFFER TO BUY, THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    SUMMARY


     The summary highlights information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all the information that you should consider before buying notes in this offering. You should read the entire prospectus carefully, including our consolidated financial statements and the related notes included elsewhere in this prospectus.



     TruServ Corporation is a member-owned wholesaler of hardware, lumber/building materials and related merchandise. Our company is the largest member-owned wholesaler of these items in the United States. For financial reporting purposes, we operate in a single industry as a member-owned wholesaler cooperative. Our corporate headquarters are located at 8600 West Bryn Mawr Avenue, Chicago, Illinois 60631-3505. Our telephone number is (773) 695-5000.


     We are offering the notes exclusively to current company members who own Class A common stock and to current holders of certain TruServ Corporation Variable Denomination Fixed Rate Redeemable Term Notes. You may purchase the notes in variable amounts with $250 being the initial minimum denomination note. Ownership of the notes can be issued in one of the following four types of accounts:


     1. Single tenancy;



     2. Joint tenancy with right of survivorship;



     3. Tenancy by custodian (under the Uniform Gifts to Minors Act); or


     4. Living trust.

     We will issue notes each calendar quarter. You must pay for the notes in cash. The notes will have no stated maturity. We will determine the rate of interest, which will be a floating rate that will be adjusted each week. You can obtain interest rate information by calling toll-free (800) 507-9000. You may redeem any part of your account at any time. Your accrued interest will be automatically reinvested in additional notes monthly.

     The notes are not the same as a deposit or other bank account. They are not insured by the Federal Deposit Insurance Corporation or any other government agency or insurer. The notes are not subject to the requirements of the Investment Company Act of 1940. All investments in the notes are investments in TruServ Corporation securities and are not obligations of any other bank or company.

     You may not transfer any of the notes that you purchase, nor can you pledge them as collateral for any of your debts. Additionally, we may redeem all or part of the notes at any time. If we elect to redeem the notes, you will be paid the principal amount plus accrued interest up to the date of redemption.

     You may redeem any notes that you purchase at any time.

     The notes are unsecured obligations and are subordinated to senior notes, bank debt, amounts due trade creditors and other debt. Because they are unsecured, they rank equally with all of our other unsecured and subordinated debt.

     There is no existing trading market for these notes, and we do not expect any market will develop.

     We plan to use the proceeds from this offering for general working capital, including the purchase of merchandise for resale to our members.

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges for each of the periods indicated is as follows:


                        FOR THE FISCAL YEARS
  ----------------------------------------------------------------
  1999           1998           1997           1996           1995
  ----           ----           ----           ----           ----
  (.60)          1.33           2.02           2.57           2.78



         FOR THE THIRTY-NINE
             WEEKS ENDED
  ----------------------------------
  SEPTEMBER 30,           OCTOBER 2,
      2000                   1999
  -------------           ----------
      1.22                   1.00



     The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes plus fixed charges by fixed charges. Fixed charges consist of interest expense and the portion of rental expense deemed to represent interest expense. For 1999, earnings were insufficient to cover fixed charges by $131,143,000.



                                  RISK FACTORS



     The following risks should be considered before investing in the Notes:



SUBORDINATION OF NOTES


     The notes are unsecured obligations and are subordinated to our senior notes, bank debt, amounts due trade creditors and other debts. Because they are unsecured, they rank equally with all of our other unsecured and subordinated debt. The notes have no secondary market and cannot be transferred or pledged as collateral. All of your investments in us, including the notes, are subject to our lien rights ensuring payment of your debts to us. The notes are uninsured.



COMPETITION



     Our markets are subject to increasingly intense competition and changes. We expect continued intense competition from the so-called "Big Box" stores such as Home Depot, Menards and Lowes, as well as from additional emphasis on directly competitive lines of business by Home Depot and diversified retailers such as Sears. These competitors may have greater resources, larger market shares and more widespread presence than we do. We believe our cooperative structure best situates our Members to compete with the Big Boxes and other market competitors, but no assurances can be made that any Member or Members will be successful.


VOLATILE PRICING OF MERCHANDISE/INVENTORY

     The price of merchandise and inventory in the lumber and building materials industry can change rapidly and such changes may affect our profit margins and competitive abilities adversely. We believe our cooperative structure creates the best opportunity for our Members to obtain lower prices and maximize their purchasing power but such efficiencies cannot be assured.

REGIONAL MARKET VARIATIONS

     We transact business nationwide. From time to time, significant variations in marketing opportunities may confront our Members due to economic conditions in the Member's specific geographic region. We are unable to predict any adverse regional economic conditions that may materially affect a Member or Members.

ENVIRONMENTAL


     We engage in activities such as the manufacture of paint and related products, that could have an environmental impact. These areas are subject to constant review and scrutiny by governmental authorities at the federal, state and local level. We are unable to predict whether, or to what extent, such business activities and governmental scrutiny may result in future costs or liabilities.

MEMBER BASE


     The success of the company is dependent upon the continued support from its members and their purchases through the cooperative. The trend in the number of members participating in the company's programs has recently been unfavorable. If this trend continues the company's operating results and financial condition could be adversely effected.



ACCESS TO CAPITAL



     The company is financed by debt capital obtained from various external sources. The majority of the short-term capital is mainly derived from a $300 million revolving credit agreement supported by nine major financial institutions. This agreement is subject to the company's compliance with certain financial and non-financial covenants, and any breach of these covenants would increase the cost of such financing and make it more difficult to access the necessary working capital requirements.



KEY PERSONNEL



     Our success depends to a significant degree upon the continued contributions of key management, sales, marketing and merchandising personnel, many of whom would be difficult to replace. If certain of these associates were to leave, the company would be adversely effected. We also believe our future success is dependent upon our ability to attract and retain highly skilled managers and sales, marketing and merchandising associates. Competition for those types of associates is intense and there can be no assurance that we will be successful in attracting and retaining the necessary personnel. To the extent we are not successful, we could be adversely effected.

          THE TRUSERV VARIABLE DENOMINATION FLOATING RATE DEMAND NOTE
                               INVESTMENT PROGRAM

     The program is designed to provide you with a convenient means of investing funds directly with us. The notes are available in variable amounts with $250 being the initial minimum denomination note.

INTEREST

     The principal amount of each note will be equal to all of your investments in the notes, plus accrued and reinvested interest, less any redemptions and fees. The notes will have no stated maturity and will earn interest at floating rates that will be determined by the TruServ Investment Program Committee on a weekly basis. These rates will be effective the following week. The rate of interest on the notes will probably be greater than the most recent seven-day average yield for taxable money market funds in the United States. These rates are published in the IBC Money Fund Report published on Thursdays in The Wall Street Journal. Rates may vary by account balance or other factors. Interest will accrue daily and will be compounded monthly. The rate of interest paid for any period is not an indication or representation of future rates. You may obtain interest rate information by calling toll-free 1-800-507-9000.

TYPES OF ACCOUNTS

     You may hold ownership of the notes in one of the four following types of accounts:


     1. Single tenancy;



     2. Joint tenancy with right of survivorship;



     3. Tenancy by custodian (under the Uniform Gifts to Minors Act); or


     4. Living trust.

     You may not transfer the notes and you may not pledge them as collateral for any of your debts.

     If your legal name changes, you will need to complete a Form W-9 and a signature guarantee to change the name on your account.

     You cannot hold the notes in a retirement savings plan as described in
Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended.

ACCOUNT INFORMATION

     You will receive regular quarterly statements showing a summary of all of your transactions. Redemption checks will not be returned to you but the check numbers and dollar amounts will appear on your statements.

                                 HOW TO INVEST

     You must request an application package by calling us at the toll-free number, 1-800-507-9000. Upon request of an application, you will receive the Prospectus, the Program Description, an IRS W-9 Certification Form and an application, which you will need to complete and return to us. Your initial investment must be for a minimum of $250. After your account is opened, additional investments may be made at any time without charge by check or by wire transfer. By signing and returning the application form and the IRS W-9 Certification Form, together with a check for your investment amount, to our designated lockbox, you consent to be bound by the terms of the program, as described in the Program Description, as amended from time to time by us.

     BY CHECK MAILED TO AGENT BANK. Your investment will be credited and interest will begin to accrue on the first business day after the bank receives your check. Your funds will be available for withdrawal the morning of the sixth business day following your deposit. Investments made by check cannot be redeemed for five business days after the check is first credited to your account or, if later, until the check clears. All checks must be payable to "TruServ Investment Program." No third-party checks will be accepted.


     All investments must be made in U.S. dollars drawn on a U.S. bank. You must be a U.S. citizen and provide a valid U.S. federal identification number. You may withdraw your funds at any time.

     BY WIRE TRANSFER. You may wire transfer your investment to the bank. Wire transfers received by 10:00 a.m. CST will be processed the same day. Wire transfers received after 10:00 a.m. CST will be credited to your account the following business day. Wire transfers should be addressed to:

                     ABA071000152
                     The Northern Trust Company, Chicago, Illinois TruServ Investment Program
                     Further Advise--(your account number)

                                 HOW TO REDEEM

     You may redeem any part of your account at any time. The methods of redemption are as follows:


     1) Redemption by check;



     2) Written redemption;



     3) Wire redemption; or



     4) Redemption due to balance below minimum investment.


     You may close your account only by using the written redemption method.

     REDEMPTION BY CHECK. You may make redemption checks payable to anyone in the amount of $250 or more. If the amount of the redemption check is greater than the balance in your account or less than $250, the check will not be honored. Your redemption will be made on the day the agent bank receives your redemption check for payment. If your account is held jointly, only one signature will be required on a redemption check unless otherwise specified. The check redemption feature does not create a deposit or a banking relationship with either us or with the agent bank.

     WRITTEN REDEMPTION. You may redeem all or any part of your account, subject to a $250 minimum, by written request, including your signature. A check for the requested amount (or in an amount equal to the balance of your account if the account is being closed) will be mailed to the registered account address.


     WIRE REDEMPTION. You may redeem any part of your account, subject to a $2,500 minimum, by wire transfer if you have authorized the wire redemption option. Wire redemption proceeds can only be wired to the U.S. bank account you have designated on your application. To change this designation, a written request signed by all registered owners (including joint owners) of the account, with all signatures guaranteed by a financial institution, must be submitted to the agent bank. Funds will be wired no later than the next business day after receipt of your wire redemption request, provided your request is received by 2:00 p.m. EST on any business day. If your designated bank is not a member of the Federal Reserve system, there may be a delay in wiring funds. Each wire transfer will incur a processing charge from the agent bank, and may also incur an additional charge from other institutions handling the transfer. The agent bank's records of the wire instructions are binding.


     REDEMPTION DUE TO BALANCE BELOW MINIMUM INVESTMENT. If your account balance falls below the $250 minimum, you will receive notice that the account is below the minimum and will be closed at the end of the next monthly cycle. If additional investments increasing the account balance to at least $250 are not made, the account will then be closed at the end of the next cycle and an official bank check issued for the balance plus interest.

FEES


     There are no account maintenance fees or charges for checks or check redemption, no sales loads and no charges for investing or ongoing management other then as described below. Fees will be debited directly from your account.


Additional fees (subject to change)
  Wire transfer fee--per wire transfer ($2,500 minimum).....    $     15.00
  Non-sufficient funds (NSF) deposit--per check.............    $     10.00
  Stop payment..............................................    $     15.00
  Overnight delivery........................................    $     12.00

TRUSERV INVESTMENT PROGRAM COMMITTEE


     The TruServ Investment Program committee consists of certain of our officers designated by our Board of Directors. The committee has the full power and authority to amend this program as described under "Termination, Suspension, or Modification." The committee may also interpret program provisions, adopt program rules and regulations and make certain determinations. The members of the committee are our Vice President of Finance and Assistant Treasurer. Members of the committee receive no additional compensation for their services.


TERMINATION, SUSPENSION OR MODIFICATION

     We expect the program to continue indefinitely but reserve the right to suspend or terminate the program at any time. We also reserve the right to modify, suspend or terminate any of the investment options and redemption options described earlier. Written notice of any material modification, suspension or termination will be provided to you at least fifteen days prior to the effective date.

                                USE OF PROCEEDS

     We plan to use the proceeds from the sale of the notes for general working capital, including the purchase of merchandise for resale to our members.

                              PLAN OF DISTRIBUTION

     We are offering the notes exclusively to current TruServ members who own Class A common stock and to current holders of certain TruServ Corporation Variable Denomination Fixed Rate Redeemable Term Notes. You may purchase the notes in variable amounts with $250 being the initial minimum denomination note.


     The availability of the program will be communicated to you through a mailing. Upon request of an application package, you will receive the Prospectus, IRS W-9 Certification Form and application form to be returned to the address as specified on the application form. The application will include the Investor's registration form. By signing and returning the application form and IRS W-9 Certification Form, together with a check made payable to the "TruServ Investment Program" for the invested amount to the address as specified on the application form, you will consent to be bound by the terms of the program, as described in the Prospectus, as amended from time to time by the Company.

                           CERTAIN TERMS OF THE NOTES

GENERAL


     The notes are issued under an indenture between us and our trustee, U.S. Bank Trust National Association. We have summarized selected provisions of the indenture below. This summary is not complete. The form of the indenture has been filed as an exhibit to the Registration Statement, and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to section numbers of the indenture, so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the indenture. We will send you, at no charge, a copy of the indenture upon written or oral request directed to Leonard G. Kuhr, Senior Vice President and Chief Financial Officer, TruServ Corporation, 8600 West Bryn Mawr Avenue, Chicago, Illinois 60631-3505 or telephone number (773) 695-5000.


MODIFICATION OF THE INDENTURE

     The indenture permits us and the trustee, with the consent of the holders of not less than 66 2/3% of the aggregate principal amount of the notes outstanding at that time, to add, change in any manner or eliminate any of the provisions of the indenture or to modify in any way the rights of the note holders. However, we may not add or modify any provision that would, among other things:


     1) change the character of the notes from being payable upon demand;



     2) reduce the principal amount of any note; or



     3) reduce the aggregate principal amount of the notes outstanding, the holders of which need to consent to our adding, changing or eliminating any provision of the indenture (Section 802).


EVENT OF DEFAULT


     An event of default is defined in the indenture as non-payment of any principal or interest amount on any note when due. An administrative error is not considered an event of default unless the error has continued uncorrected for sixty days after written notice of the error was sent to the agent bank or trustee, with a copy to us. The trustee is the sole judge of whether the error has been corrected. Other events of default include default in the performance of any other note covenant after sixty days written notice to us of the default and certain events of bankruptcy, insolvency or reorganization. The indenture requires us to file an annual written statement with the trustee as to the presence or absence of certain defaults under the terms thereof. Within ninety days after a default has occurred, the trustee will notify note holders of all uncured and unwaived defaults of which it is aware. However, if we default on the payment of principal or interest on any note, the trustee will be protected in withholding such notice if it, in good faith, determines that the withholding of notice is in the interests of the note holders. The indenture provides that, while an event of default continues, either the trustee or the holders of 50% of more of the aggregate principal amount of the outstanding notes may declare the principal of all such notes to be immediately due and payable. However, under certain conditions, the holders of a majority of the principal amount of the outstanding notes may annul the declaration. The indenture also provides that past defaults, except for an uncured default in payment of principal or interest, may be waived on behalf of the note holders by the holders of a majority of the principal amount of outstanding notes (Section 501).

CONCERNING THE TRUSTEE

     The trustee acts as trustee under one other of our indentures. A number of series of subordinated, unsecured notes are currently outstanding under this indenture.

LIMITATIONS ON SUITS

     You may not file a lawsuit with respect to the indenture, unless:


     1) you have first given notice to the trustee of a continuing event of default;



     2) note holders of at least 50% of the outstanding principal amount of the notes have made written request to the trustee to institute the action;



     3) note holders requesting the action have offered to indemnify the trustee against the costs, expenses, and liabilities that will be incurred as part of the action;



     4) the trustee has failed to institute the action for at least sixty days; and



     5) no direction inconsistent with such written request has been given to the trustee during that sixty-day period by note holders holding a majority of the principal amount of the notes (Section 507).


NOTE SUBORDINATION

     The notes will be subordinated in right of payment to senior notes, bank debt, amounts due trade creditors and other debt. Because they are unsecured, they rank equally with all of our other unsecured and subordinated debt (Section
901).

OPTIONAL REDEMPTION BY US


     We can redeem the notes in whole or in part at any time. If we choose to redeem the notes, we will pay you the principal amount of the notes plus accrued and unpaid interest to the redemption date. Any partial note redemption will be effected by lot or pro rata or by any other method that the trustee deems fair and appropriate. Interest on all redeemed notes will cease to accrue on and after the effective date of redemption (Sections 303 and 305).


SATISFACTION AND DISCHARGE


     Satisfaction and discharge of the indenture will occur when:



     1) we terminate the program in accordance with its terms and all the notes become due and payable;



     2) we deposit the entire amount needed to pay all the notes, including principal and interest due or to become due to the date of payment; and



     3) we pay all other sums payable under the terms of the indenture (Section
       401).


                         AGENT BANK AND ADMINISTRATION

     We have engaged The Northern Trust Company as the agent bank to service the program. The agent bank will send the following information to you:


     1) investment confirmation;



     2) quarterly statements listing all notes held and all transaction information on a year-to-date basis;



     3) Form 1099INT; and


     4) Form 1099B, if applicable.

     Additionally, the agent bank will provide an automated voice-response system at a toll free number (1-800-507-9000). You may call this number to obtain aggregate account information. The agent bank will also process redemption requests, respond to inquiries and provide you with information on your notes and accounts. Additional or other inquiries from you to the agent bank will be forwarded to us.

                                     TAXES

     The program is not qualified under Section 401(a) of the Internal Revenue Code. Accordingly, you will have to report all interest credited to your notes or paid to you as taxable income for federal income tax purposes. No part of the taxable interest is excludable from taxable income.

     Your December statement sent by the agent bank each year will state the full amount reportable as taxable income. The agent bank will also file tax information returns as required by law. State and local income taxes and tax reporting also may apply. You are individually responsible for complying with applicable federal, state and local tax laws and should consult with your individual tax advisor regarding the tax consequences that may apply to your particular situation.

                                 LEGAL MATTERS

     The legality of the notes has been passed upon for us by Messrs. Arnstein & Lehr, Chicago, Illinois.

           ---------------------------------------------------------
           ---------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

TABLE OF CONTENTS


                                             Page
                                             ----
Where You Can Find More Information........     2
Reports to Security Holders................     2
Documents Included and Incorporated by
  Reference................................     2
Summary....................................     3
Consolidated Ratio of Earnings to Fixed
  Charges..................................     4
Risk Factors...............................     4
  Subordination of Notes...................     4
  Competition..............................     4
  Volatile Pricing of
     Merchandise/Inventory.................     4
  Regional Market Variations...............     4
  Environmental............................     4
  Member Base..............................     5
  Access to Capital........................     5
  Key Personnel............................     5
The TruServ Variable Denomination Floating
  Rate Demand Note Investment Program......     6
How to Invest..............................     6
How to Redeem..............................     7
Use of Proceeds............................     8
Plan of Distribution.......................     8
Certain Terms of the Notes.................     9
Agent Bank and Administration..............    10
Taxes......................................    11
Legal Matters..............................    11


           ---------------------------------------------------------
           ---------------------------------------------------------
           ---------------------------------------------------------
           ---------------------------------------------------------


                                  $36,505,962


                              TRUSERV CORPORATION

                             VARIABLE DENOMINATION
                                 FLOATING RATE
                                  DEMAND NOTES

                           FOR INFORMATION CONCERNING
                                  THE TRUSERV
                              INVESTMENT PROGRAM,

                                   WRITE TO:
                         THE TRUSERV INVESTMENT PROGRAM
                                 P.O. BOX 75928
                          CHICAGO, ILLINOIS 60675-7598

                                    OR CALL:
                        TOLL FREE NUMBER 1-800-507-9000
                                   PROSPECTUS
                            ------------------------
                                     DATED



           ---------------------------------------------------------
           ---------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following are the actual or estimated expenses in connection with the issuance and distribution of the Variable Denomination Floating Rate Demand Notes being registered:


Registration Fee............................................    $   -0-
Printing of Registration Statement and Prospectus...........     16,000
Accounting Fees and Expenses................................     10,000
Legal Fees..................................................     10,000
Trustee Fee.................................................      3,000
Fees and Expenses for Qualifying Securities under "Blue Sky"
  Laws of
  Various States............................................     35,000
                                                                -------
Total.......................................................    $74,000
                                                                =======


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation, as amended, provides that the Company shall indemnify, in accordance with and to the full extent permitted by the Delaware General Corporation Law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise, against any liability or expense actually and reasonably incurred by such person in respect thereof. Such indemnification is not exclusive of any other right of such director, officer, or employee to indemnification provided by law or otherwise.

     Additionally, pursuant to Section 145(a)-(g) of the Delaware General Corporation Law which empowers a corporation to indemnify its directors, officers, employees and agents, the Board of Directors of the Company on July 23, 1973 adopted a By-Law (Article XIII, Indemnification of Directors, Officers and Employees--Exhibit 2-A to Registration Statement on Form S-4 (No. 333-18397) and incorporated herein by reference) providing for such indemnification. The following is a summary of the most significant provisions of said By-Law:

     As against third parties, the Company shall indemnify any director, officer, employee or agent for any expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in defending any threatened, pending or completed suit or proceeding, whether civil, criminal, administrative or investigative brought against such person by reason of the fact that he was or is a director, officer, employee or agent, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding if he had no reasonable cause to believe his conduct unlawful.

     In any action or suit by or in the right of the Company, the Company shall indemnify any director, officer, employee or agent who is or was a party or threatened to be made a party to such threatened, pending or completed action or suit, for expenses (including attorney's fees and amounts paid in settlement) reasonably and actually incurred in connection with the defense or settlement of such suit or action, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, except that no indemnification shall be made if such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the Court of Chancery of Delaware or the court where the suit was brought finds that in view of all the circumstances of the case, such person is entitled to indemnification.

     Any indemnification, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the party to be indemnified has met the applicable standard of conduct. Such determination shall be made by the Board of Directors by a majority vote of a quorum, consisting of directors who were not parties of such action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.

     Additionally, the Company's Certificate of Incorporation eliminates personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty of care. The amendment provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 is concerned, see Item 17 "Undertakings" below.

ITEM 16. EXHIBITS.


           EXHIBIT
           NUMBER                                    DESCRIPTION
           -------                                   -----------
     4-A                     Trust Indenture between TruServ Corporation and First Trust of Illinois (formerly Bank of America). Incorporated by
                             reference--Exhibit T3C to TruServ Corporation Form T-3 (No.
                             22-26210).
     4-B                     Instalment note form. Incorporated by reference--Exhibit 4-F to Registration Statement on Form S-2 (No. 2-82836).
     5                       Opinion of Messrs. Arnstein & Lehr (previously filed.)
    10-A                     Current Form of "Retail Member Agreement with TruServ
                             Corporation" between the Company and its Members that offer primarily hardware and related items. Incorporated by
                             reference--Exhibit 10-A to Post-Effective Amendment No. 11 to Registration Statement on Form S-2 to Form S-4 (No.
                             333-18397).
    10-B                     Current form of "Subscription to Shares of TruServ
                             Corporation". Incorporated by reference--Exhibit 10-B to
                             Post Effective Amendment No. 5 to Registration Statement on
                             Form S-2 to Form S-4 (No. 333-18397).
    10-C                     TruServ Corporation Defined Lump Sum Pension Plan (as
                             amended and restated effective as of January 1, 1998).
                             Incorporated by reference--Exhibit 10-C to the registrant's
                             Annual Report on Form 10-K for the Fiscal year ended
                             December 31, 1999 (File No. 2-20910).
    10-D                     TruServ Corporation Employees' Savings and Compensation
                             Deferral Plan (as amended and restated effective July 1,
                             2000). Incorporated by reference--Exhibit 10-D to
                             Post-Effective Amendment No. 11 to Registration Statement on
                             Form S-2 to Form S-4 (No. 333-18397).
    10-E                     TruServ Corporation Supplemental Retirement Plan between
                             TruServ Corporation and selected executives of the Company
                             (as amended effective July 24, 1998). Incorporated by
                             reference--Exhibit 10-E to Post-Effective Amendment No. 10 to Registration Statement on Form S-2 to Form S-4 (No.
                             333-18397).
    10-F                     Retail Conversion Funds Agreement dated as of December 9,
                             1996 between the Company and SCC. Incorporated by
                             reference--Exhibit 10-L to Registration Statement on Form
                             S-4 (No. 333-18397).
    10-G                     Employment Agreement between SCC and Donald J. Hoye dated
                             September 1, 1996--Incorporated by reference to Exhibit 10-P to Amendment No. 2 to Registration Statement on Form S-4
                             (No. 333-18397).
    10-H                     Amended and Restated Trust Indenture between TruServ
                             Corporation and First Trust National Association for
                             $50,000,000 principal amount of Variable Denomination
                             Floating Rate Demand Notes. Incorporated by
                             reference--Exhibit 4-K to Registration Statement on Form S-2
                             (No. 333-26727).

           EXHIBIT
           NUMBER                                    DESCRIPTION
           -------                                   -----------
    10-I                     Credit Agreement dated July 1, 1997 for $300,000,000
                             Revolving credit between TruServ Corporation, various
                             financial institutions, and Bank of America. Incorporated by reference--Exhibit 4-J to Post Effective Amendment No. 5 to
                             Registration Statement on Form S-2 to Form S-4 (No.
                             333-18397).
    10-J                     Third amendment to Credit Agreement dated July 1, 1997 for
                             $300,000,000 Revolving credit between TruServ Corporation, various financial institutions, and Bank of America.
                             Incorporated by reference on Exhibit 4-K to the registrant's
                             Annual Report on Form 10-K for the fiscal year ended
                             December 31, 1999 (File No. 2-20910).
    10-K                     Amended and Restated Credit Agreement dated as of April 14,
                             2000 for $300,000,000 Revolving Credit between TruServ
                             Corporation, various Financial Institutions and Bank of
                             America. Incorporated by reference--Exhibit 4-K to Post
                             Effective Amendment No. 10 to Registration Statement on Form
                             S-2 to Form S-4 (No. 333-18397).
    10-L                     Amended and Restated Private Shelf Agreement between TruServ
                             Corporation and Prudential Insurance Company of America
                             dated November 13, 1997 for $150,000,000. Incorporated by
                             reference--Exhibit 4-K to Post Effective Amendment No. 5 to
                             Registration Statement on Form S-2 to Form S-4 (No.
                             333-18397).
    10-M                     Amendment dated May 12, 1999 to the Amended and Restated
                             Private Shelf Agreement between TruServ Corporation and
                             Prudential Insurance Company of America dated November 13,
                             1997 for $150,000,000. Incorporated by reference on Exhibit
                             4-M to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (File No. 2-20910).
    10-N                     Amendment dated April 14, 2000 to the Amended and Restated
                             Private Shelf Agreement between TruServ Corporation and
                             Prudential Insurance Company of America dated November 13,
                             1997 for $150,000,000. Incorporated by reference on Exhibit
                             4-N to Post-Effective Amendment No. 10 to Registration
                             Statement of Form S-2 to Form S-4 (No. 333-18397).
    10-O                     Credit Agreement dated September 10, 1998 for $105,000,000
                             Note Purchase Agreement between TruServ Corporation and
                             various Purchasers. Incorporated by reference--Exhibit 4-L to Post-Effective Amendment No. 6 to Registration Statement
                             on Form S-4 (No. 333-18397).
    10-P                     Amendment No. 1 to Credit Agreement dated September 10, 1998 for $105,000,000 Note Purchase Agreement between TruServ
                             Corporation and various Purchasers. Incorporated by
                             reference on Exhibit 4-O to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999
                             (File No. 2-20910).
    10-Q                     Amendment and Restatement dated April 14, 2000 to Credit
                             Agreement dated September 10, 1998 for $105,000,000 Note
                             Purchase Agreement between TruServ Corporation and various
                             Purchasers. Incorporated by reference on Exhibit 4-Q to
                             Post-Effective Amendment No. 10 to Registration Statement of
                             Form S-2 to Form S-4 (No. 333-18397).
    10-R                     Participation Agreement dated April 30, 1998 for $40,000,000 between TruServ Corporation, various financial institutions and Bank of Montreal. Incorporated by reference--Exhibit 4-M to Post-Effective Amendment No. 6 to Registration Statement
                             on Form S-4 (No. 333-18397).
    10-S                     Credit Agreement dated September 30, 1998 for $100,000,000
                             Revolving Credit between TruServ Corporation, various
                             financial institutions and Bank of America. Incorporated by reference--Exhibit 4-N to Post-Effective Amendment No. 6 to
                             Registration Statement on Form S-4 (No. 333-18397).
    *12                      Schedule of Computation of Consolidated Ratio of Earnings to
                             Fixed Charges for the Thirty-Nine Weeks Ended September 30,
                             2000 and October 2, 1999 and for the Fiscal Years 1999,
                             1998, 1997, 1996 and 1995 (included on II-7).
    13-A                     Annual Report on Form 10-K for the year ended December 31,
                             1999. Incorporated by reference (File No. 2-20910).
    13-B                     Quarterly Report on Form 10-Q for the quarter ended
                             September 30, 2000. Incorporated by reference (File No.
                             2-20910).
    23-A                     Consent of Arnstein & Lehr--Incorporated by reference to
                             Exhibit 23-A to Amendment No. 1 to Registration Statement on
                             Form S-2 (No. 333-26727).
    *23-B                    Consent of Ernst & Young LLP (included on page II-8).

           EXHIBIT
           NUMBER                                    DESCRIPTION
           -------                                   -----------
    99-A                     Application Form and Related Materials for TruServ Variable
                             Denomination Floating Rate Demand Note Investment Program.
                             Incorporated by reference to Exhibit 23-A to Amendment No. 4 to Registration Statement on Form S-2 (No. 333-26727).

* Filed herewith.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions described in Item 15, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING THIS POST EFFECTIVE AMENDMENT NUMBER 7 TO FORM S-2 AND HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON NOVEMBER 13, 2000.


                                          TRUSERV CORPORATION

                                          By:         /s/ LEONARD G. KUHR
                                            ------------------------------------
                                                      Leonard G. Kuhr
                                              Senior Vice President and Chief
                                                      Financial Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                 /s/ DONALD J. HOYE*                     President, Chief Executive     November 13, 2000
-----------------------------------------------------      Officer and Director
                   Donald J. Hoye

                /s/ LEONARD G. KUHR*                     Senior Vice President and      November 13, 2000
-----------------------------------------------------      Chief Financial Officer
                   Leonard G. Kuhr

                  /s/ JOE W. BLAGG*                      Chairman of the Board and      November 13, 2000
-----------------------------------------------------      Director
                    Joe W. Blagg

                /s/ JAMES D. BURNETT*                    Director                       November 13, 2000
-----------------------------------------------------
                  James D. Burnett

                 /s/ JAY B. FEINSOD*                     Director                       November 13, 2000
-----------------------------------------------------
                   Jay B. Feinsod

                /s/ WILLIAM H. HOOD*                     Director                       November 13, 2000
-----------------------------------------------------
                   William H. Hood

                /s/ JAMES HOWENSTINE*                    Director                       November 13, 2000
-----------------------------------------------------
                  James Howenstine

               /s/ JERRALD T. KABELIN*                   Director                       November 13, 2000
-----------------------------------------------------
                 Jerrald T. Kabelin

                 /s/ PETER G. KELLY*                     Director                       November 13, 2000
-----------------------------------------------------
                   Peter G. Kelly

                /s/ ROBERT J. LADNER*                    Director                       November 13, 2000
-----------------------------------------------------
                  Robert J. Ladner

                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

               /s/ GEORGE V. SHEFFER*                             Director              November 13, 2000
-----------------------------------------------------
                  George V. Sheffer

               /s/ DENNIS A. SWANSON*                             Director              November 13, 2000
-----------------------------------------------------
                  Dennis A. Swanson

               /s/ JOHN M. WEST, JR.*                             Director              November 13, 2000
-----------------------------------------------------
                  John M. West, Jr.

              /s/ BARBARA B. WILKERSON*                           Director              November 13, 2000
-----------------------------------------------------
                Barbara B. Wilkerson

                                                                  Director
-----------------------------------------------------
                Bryan R. Ableidinger

                                                                  Director
-----------------------------------------------------
                  Benjamin J. Andre

                                                                  Director
-----------------------------------------------------
                  Harold A. Douthih



*By:     /s/ LEONARD G. KUHR

     -------------------------------

      Leonard G. Kuhr, Pursuant to
                  power


     of attorney previously granted

                                                                      EXHIBIT 12



                              TRUSERV CORPORATION



                 SCHEDULE OF COMPUTATION OF CONSOLIDATED RATIO


                          OF EARNINGS TO FIXED CHARGES


   FOR THE THIRTY-NINE WEEKS ENDED SEPTEMBER 30, 2000 AND OCTOBER 2, 1999 AND


              FOR THE FISCAL YEARS 1999, 1998, 1997, 1996 AND 1995


                                (000'S OMITTED)



                                  THIRTY-NINE WEEKS ENDED                          FOR THE FISCAL YEARS
                            ------------------------------------   ----------------------------------------------------
                            SEPTEMBER 30, 2000   OCTOBER 2, 1999     1999          1998      1997      1996      1995
                            ------------------   ---------------   ---------      -------   -------   -------   -------
Net earnings after tax...        $12,446             $  (416)      $(131,143)     $20,480   $42,716   $52,410   $59,037
Add: Tax provision.......            288                 298          17,020          597     1,600       362       176
                                 -------             -------       ---------      -------   -------   -------   -------
Pretax income............         12,734                (118)       (114,123)      21,077    44,316    52,772    59,213
                                 -------             -------       ---------      -------   -------   -------   -------
Add:Fixed charges
    Interest paid to
    members..............          8,407              10,532          14,498       16,390    17,865    18,460    20,627
    Other interest
    paid.................         42,906              34,906          46,204       38,710    19,100    10,175     9,298
                                 -------             -------       ---------      -------   -------   -------   -------
    Total interest
    expense..............         51,313              45,438          60,702       55,100    36,965    28,635    29,925
                                 -------             -------       ---------      -------   -------   -------   -------
    Rental expenses......         22,865              23,597          31,702       28,291    19,890    14,971    10,063
    % of rental
    expenses.............          33.33%              33.33%          33.33%       33.33%    33.33%    33.33%    33.33%
                                 -------             -------       ---------      -------   -------   -------   -------
    Applicable rental
    expenses.............          7,621               7,865          10,566        9,430     6,629     4,990     3,354
                                 -------             -------       ---------      -------   -------   -------   -------
    Total fixed
    charges..............         58,934              53,303          71,268       64,530    43,594    33,625    33,279
                                 -------             -------       ---------      -------   -------   -------   -------
Pretax earnings/(loss)
  before fixed charges...        $71,668             $53,185       $ (42,855)     $85,607   $87,910   $86,397   $92,492
                                 =======             =======       =========      =======   =======   =======   =======
Ratio of pretax
  earnings/(loss) to
  fixed charges..........           1.22                1.00           (0.60)(a)     1.33      2.02      2.57      2.78
                                 =======             =======       =========      =======   =======   =======   =======


---------------


  (a)For 1999, earnings were insufficient to cover fixed charges by $131,143,000.

                                                                    EXHIBIT 23-B

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in Post-Effective Amendment No. 7 to the Registration Statement (Form S-2 No. 333-26727) and related Prospectus of TruServ Corporation for the registration of $36,505,962 of Variable Denomination Floating Rate Demand Notes of our report dated April 14, 2000, with respect to the consolidated financial statements of TruServ Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP


Chicago, Illinois


November 9, 2000